                                                                                Exhibit 21.1

TALK AMERICA HOLDINGS, INC. SUBSIDIARIES

TALK AMERICA INC.
COMPCO, INC.
TALK AMERICA OF VIRGINIA, INC.
TSFL HOLDING CORPORATION
TC SERVICES HOLDING CO., INC.
ACCESS ONE COMMUNICATIONS CORP.
OMNICALL INC.
THE OTHER PHONE COMPANY
TALK AMERICA DHC, INC.